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                                                                     Exhibit 5.1

18 July 2006

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
Allied World Assurance Company Holdings, Ltd    DIRECT LINE:   +1 441 299 4954
43 Victoria Street                              E-MAIL:        Marcello.Ausenda@conyersdillandpearman.com
Hamilton  HM 12                                 OUR REF:       MAA/edm/376026/corpdocs/182275
Bermuda                                         YOUR REF:
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Dear Sirs

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD (THE "COMPANY")

We have acted as special legal counsel in Bermuda to the Company in connection with a registration statement on form S-1 (Registration No. 333-135464) filed with the U.S. Securities and Exchange Commission (the "Commission") on 29 June 2006, as amended (the "Registration Statement"), relating to the registration under the U.S. Securities Act of 1933, as amended, (the "Securities Act") of an aggregate of $500,000,000 senior notes (collectively the "Notes" and individually each a "Note") to be issued pursuant to an indenture between the Company and The Bank of New York as supplemented by the First Supplemental Indenture, forms of which have been filed as exhibits to the Registration Statement (collectively the "Indenture"). When we refer to the Registration Statement, the Notes and the Indenture herein, such terms do not include any other instrument or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto nor any exhibit or schedule thereto or any documents incorporated by reference or otherwise therein.

For the purposes of giving this opinion, we have examined a copy of the Registration Statement, a draft form of the Note and a draft of the Indenture. We have also reviewed the memorandum of association and the bye-laws of the Company, each certified by the Assistant Secretary of the Company on 17 July 2006 (the "Constitutional Documents"), copies of minutes of a meeting of the board of directors of the Company held on 23 May 2006 (the "Resolutions"), correspondence on behalf of the Company with the Bermuda Monetary Authority (the "BMA") whereby the BMA has granted certain permissions, inter alia, for the issue and subsequent transfer of the Notes (subject to the conditions expressed in such correspondence) (the "BMA Permission"), and such other documents and made such enquires as to questions of Bermuda law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (c) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein, (d) the accuracy and completeness of all factual representations made

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Allied World Assurance Company Holdings, Ltd
18 July 2006
Page 2


in the Registration Statement and other documents reviewed by us, (e) that the Resolutions remain in full force and effect and have not been rescinded or amended (f) that at the time of execution of the Indenture and the Notes for and on behalf of the Company and the issue by the Company of the Notes, the form of the Indenture and each of the Notes, the execution, delivery and performance of the Indenture and the Notes and the issuance of the Notes will have been duly authorized by the pricing committee of the board of directors of the Company (the "Pricing Committee") either at a duly convened and quorate meeting of the Pricing Committee or pursuant to unanimous written resolutions of the Pricing Committee, and (g) at the time of issue of any Notes the BMA Permission will not have been revoked or amended.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda.

On the basis of and subject to the foregoing, we are of the opinion that:

1. The Company is duly incorporated and existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda government authority or to pay any Bermuda government fees or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda).

2.     The Notes have been duly authorized for issuance by the Company.

3. The Company has the necessary corporate power and authority to execute and file the Registration Statement under the Securities Act and to enter into and perform its obligations under the Indenture and the Notes. Neither the execution and filing under the Securities Act of the Registration Statement by the Company, nor the execution and delivery of the Indenture and the Notes and the performance by the Company of its obligations thereunder will violate the Constitutional Documents nor any applicable law, regulation, order or decree in Bermuda.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the references to our firm under the captions "Risk Factors", "Description of our Share Capital", "Certain Tax Considerations", "Validity of Notes" and "Enforceability of Civil Liabilities under U.S. Federal Securities Laws and Other Matters" in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under
Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully

/s/ Conyers Dill & Pearman

CONYERS DILL & PEARMAN